Exhibit 3.(i)


                               SECRETARY OF STATE

                               [ GRAPHIC OMITTED ]

                                 STATE OF NEVADA




                                CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify V G TECH, INC. did on MARCH 2, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                                             IN WITNESS WHEREOF, I have hereunto
                                             set  my  hand and affixed the Great
                                             Seal  of  State,  at  my office, in
                                             Carson  City,  Nevada,  on MARCH 3,
                                             2000.

[  seal  ]                                   /s/  Dean  Heller

                                             Secretary  of  State

                                             By  Certification  Clerk